NXP Semiconductors Reports Second Quarter 2023 Results

EINDHOVEN, The Netherlands, July 24, 2023 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the second quarter, ended July 2, 2023.

“NXP delivered quarterly revenue of $3.3 billion at the high end of guidance, with revenue trends in all our focus end-markets performing better than anticipated. Our first-half results and guidance for the third quarter underpin our confidence that NXP is successfully navigating through the cyclical downturn in our consumer-exposed businesses. At the same time, we see continued strength in our automotive, core-industrial and communications infrastructure businesses,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the Second Quarter 2023:
•Revenue was $3.3 billion, down 0.4 percent year-on-year;
•GAAP gross margin was 57.0 percent, GAAP operating margin was 28.4 percent and GAAP diluted Net Income per Share was $2.67;
•Non-GAAP gross margin was 58.4 percent, non-GAAP operating margin was 35.0 percent, and non-GAAP diluted Net Income per Share was $3.43;
•Cash flow from operations was $756 million, with net capex investments of $200 million, resulting in non-GAAP free cash flow of $556 million;
•During the second quarter of 2023, NXP continued to execute its capital return policy with the payment of $264 million in cash dividends, and the repurchase of $302 million of its common shares. The total capital return of $566 million in the quarter represented 102 percent of second quarter non-GAAP free cash flow. The interim dividend for the second quarter 2023 was paid in cash on July 6, 2023 to shareholders of record as of June 14, 2023. Subsequent to the end of the second quarter, between July 3, 2023 and July 21, 2023, NXP executed via a 10b5-1 program additional share repurchases totaling $69 million;
•On April 5, 2023, NXP published its annual Corporate Sustainability Report (CSR), highlighting its progress, accountability and ongoing commitment to further sustainable business practices;
•On May 2, 2023, NXP announced NIO Inc., a leading brand in the global premium smart electric vehicle market, will leverage NXP’s leading automotive radar technology, including 4D imaging radar;
•On May 16, 2023, NXP announced its collaboration with TSMC to deliver the semiconductor industry’s first automotive embedded MRAM (Magnetic Random Access Memory) technology in 16 nm FinFET technology;
•On May 24, 2023, at NXP's annual general meeting ("AGM"), shareholders overwhelmingly elected all nominated directors to NXP’s Board of Directors. The Board of Directors of NXP appointed Ms. Julie Southern to serve as Chair of the Board to succeed Sir Peter Bonfield who retired from his service on the NXP Board at the conclusion of the AGM, and Mr. Moshe Gavrielov joins the Board as a non-executive director; and
•On May 30, NXP announced the i.MX 91 applications processor family which streamlines the development of cost-optimized edge devices that require security, performance, and Linux support in a scalable, reliable platform.

Summary of Reported Second Quarter 2023 ($ millions, unaudited) (1)

	Q2 2023	Q1 2023	Q2 2022	Q - Q	Y - Y
Total Revenue	$3,299	$3,121	$3,312	6%	—%
GAAP Gross Profit	$1,881	$1,770	$1,882	6%	—%
Gross Profit Adjustments (i)	$(45)	$(46)	$(33)
Non-GAAP Gross Profit	$1,926	$1,816	$1,915	6%	1%
GAAP Gross Margin	57.0%	56.7%	56.8%
Non-GAAP Gross Margin	58.4%	58.2%	57.8%
GAAP Operating Income (Loss)	$937	$825	$943	14%	-1%
Operating Income Adjustments (i)	$(218)	$(260)	$(250)
Non-GAAP Operating Income	$1,155	$1,085	$1,193	6%	-3%
GAAP Operating Margin	28.4%	26.4%	28.5%
Non-GAAP Operating Margin	35.0%	34.8%	36.0%
GAAP Net Income (Loss) attributable to Stockholders	$698	$615
Net Income Adjustments (i)	$(198)	$(219)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$896	$834
GAAP diluted Net Income (Loss) per Share	$2.67	$2.35
Non-GAAP diluted Net Income (Loss) per Share	$3.43	$3.19

Additional information
	Q2 2023	Q1 2023	Q2 2022	Q - Q	Y - Y
Automotive	$1,866	$1,828	$1,713	2%	9%
Industrial & IoT	$578	$504	$713	15%	-19%
Mobile	$284	$260	$388	9%	-27%
Comm. Infra. & Other	$571	$529	$498	8%	15%
DIO	137	135	94
DPO (ii)	63	68	77
DSO	29	31	27
Cash Conversion Cycle	103	98	44
Channel Inventory (months)	1.6	1.6	1.6
Gross Financial Leverage (iii)	2.1x	2.0x	2.2x
Net Financial Leverage (iv)	1.3x	1.3x	1.5x
1.Additional Information for the Second Quarter 2023:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.We have reclassified certain amounts related to customer programs previously presented in “Accounts Payable” to “Other current liabilities” to conform to current period presentation. The impact of the reclassification on DPO (decreasing impact) and CCC (increasing impact) was 17 days for the second quarter of 2022.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
v.Weighted average number of diluted shares for the three-month period ended July 2, 2023 was 261.3 million.

Guidance for the Third Quarter 2023: ($ millions, except Per Share data) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,300	$3,400	$3,500		$3,300	$3,400	$3,500
Q-Q	0%	3%	6%		0%	3%	6%
Y-Y	-4%	-1%	2%		-4%	-1%	2%
Gross Profit	$1,861	$1,936	$2,013	$(49)	$1,910	$1,985	$2,062
Gross Margin	56.4%	56.9%	57.5%		57.9%	58.4%	58.9%
Operating Income (loss)	$921	$986	$1,053	$(214)	$1,135	$1,200	$1,267
Operating Margin	27.9%	29.0%	30.1%		34.4%	35.3%	36.2%
Financial Income (expense)	$(70)	$(70)	$(70)	$(3)	$(67)	$(67)	$(67)
Tax rate	16.5%-17.5%				16.0%-17.0%
NCI & Other	$(5)	$(5)	$(5)	$(1)	$(4)	$(4)	$(4)
Shares - diluted	261.3	261.3	261.3		261.3	261.3	261.3
Earnings Per Share - diluted	$2.68	$2.89	$3.10		$3.39	$3.60	$3.82

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(13) million; Share-based Compensation, $(13) million; Other Incidentals, $(23) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(86) million; Share-based Compensation, $(102) million; Restructuring and Other Incidentals, $(26) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(3) million;
4.GAAP Non-Controlling Interest (NCI) and Other includes non-controlling interest $(4) million and Other $(1) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for Non-controlling interest & Other and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Income tax benefit (provision), (xi) Results relating to equity-accounted investees, (xii) Net income (loss) attributable to stockholders, (xiii) Earnings per Share - Diluted, (xiv)

EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, July 25, 2023 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the second quarter 2023 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) brings together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. As a world leader in secure connectivity solutions for embedded applications, NXP is pushing boundaries in the automotive, industrial & IoT, mobile, and communication infrastructure markets while delivering solutions that advance a more sustainable future. Built on more than 60 years of combined experience and expertise, the company has approximately 34,500 team members in more than 30 countries and posted revenue of $13.21 billion in 2022. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, the expected material weakness in our internal control over financial reporting, including the timeline to remediate the expected material weakness, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; potential impacts of the COVID-19 pandemic; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; and, the ability to maintain good relationships with NXP's suppliers. In case tax laws change, this could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP's market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	July 2, 2023	April 2, 2023	July 3, 2022

Revenue	$3,299	$3,121	$3,312
Cost of revenue	(1,418)	(1,351)	(1,430)
Gross profit	1,881	1,770	1,882
Research and development	(589)	(577)	(542)
Selling, general and administrative	(274)	(280)	(265)
Amortization of acquisition-related intangible assets	(81)	(85)	(134)
Total operating expenses	(944)	(942)	(941)
Other income (expense)	—	(3)	2
Operating income (loss)	937	825	943
Financial income (expense):
Extinguishment of debt	—	—	(18)
Other financial income (expense)	(74)	(82)	(110)
Income (loss) before income taxes	863	743	815
Benefit (provision) for income taxes	(158)	(118)	(129)
Results relating to equity-accounted investees	(1)	(2)	(3)
Net income (loss)	704	623	683
Less: Net income (loss) attributable to non-controlling interests	6	8	13
Net income (loss) attributable to stockholders	698	615	670

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.69	$2.37	$2.55
Diluted	$2.67	$2.35	$2.53

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	259,160	259,576	262,579
Diluted	261,303	261,210	264,692

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	July 2, 2023	April 2, 2023	July 3, 2022
ASSETS
Current assets:
Cash and cash equivalents	$3,863	$3,930	$3,545
Accounts receivable, net	1,061	1,063	996
Inventories, net	2,107	1,977	1,462
Other current assets	416	387	317
Total current assets	7,447	7,357	6,320

Non-current assets:
Other non-current assets	2,136	2,095	1,848
Property, plant and equipment, net	3,152	3,123	2,914
Identified intangible assets, net	1,110	1,208	1,527
Goodwill	9,950	9,949	9,930
Total non-current assets	16,348	16,375	16,219

Total assets	23,795	23,732	22,539

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable 1)	967	1,002	1,191
Restructuring liabilities-current	23	27	12
Other current liabilities 1)	2,096	2,186	1,738
Short-term debt	999	998	—
Total current liabilities	4,085	4,213	2,941

Non-current liabilities:
Long-term debt	10,171	10,169	11,160
Restructuring liabilities	8	7	12
Deferred tax liabilities	40	38	41
Other non-current liabilities	1,014	1,057	1,159
Total non-current liabilities	11,233	11,271	12,372

Non-controlling interests	305	299	264
Stockholders’ equity	8,172	7,949	6,962
Total equity	8,477	8,248	7,226

Total liabilities and equity	23,795	23,732	22,539

1)	We have reclassified $271 million as of July 3, 2022 related to customer programs previously presented in “Accounts payable” to “Other current liabilities” to conform to current period presentation.

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	July 2, 2023	April 2, 2023	July 3, 2022
Cash flows from operating activities:
Net income (loss)	$704	$623	$683
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	281	283	317
Share-based compensation	102	99	89
Amortization of discount (premium) on debt, net	—	1	—
Amortization of debt issuance costs	2	2	1
Net (gain) loss on sale of assets	(1)	—	—
(Gain) loss on extinguishment of debt	—	—	18
Results relating to equity-accounted investees	1	2	3
(Gain) loss on equity securities, net	(6)	1	8
Deferred tax expense (benefit)	(75)	(62)	(65)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(20)	(138)	(50)
(Increase) decrease in inventories	(129)	(196)	(151)
Increase (decrease) in accounts payable and other liabilities	(144)	52	4
(Increase) decrease in other non-current assets	33	(33)	(41)
Exchange differences	5	5	(3)
Other items	3	(7)	6
Net cash provided by (used for) operating activities	756	632	819

Cash flows from investing activities:
Purchase of identified intangible assets	(51)	(42)	(29)
Capital expenditures on property, plant and equipment	(201)	(251)	(268)
Proceeds from the disposals of property, plant and equipment	1	—	—
Purchase of interests in businesses, net of cash acquired	—	—	(1)
Purchase of investments	(4)	(58)	(2)
Proceeds from the sale of investments	—	—	12
Net cash provided by (used for) investing activities	(255)	(351)	(288)

Cash flows from financing activities:
Repurchase of long-term debt	—	—	(917)
Proceeds from the issuance of long-term debt	—	—	1,496
Cash paid for debt issuance costs	—	—	(12)
Dividends paid to common stockholders	(264)	(219)	(222)
Proceeds from issuance of common stock through stock plans	1	33	—
Purchase of treasury shares and restricted stock unit withholdings	(302)	(11)	(2)
Other, net	—	(1)	(1)
Net cash provided by (used for) financing activities	(565)	(198)	342

Effect of changes in exchange rates on cash positions	(3)	2	(11)
Increase (decrease) in cash and cash equivalents	(67)	85	862
Cash and cash equivalents at beginning of period	3,930	3,845	2,683
Cash and cash equivalents at end of period	3,863	3,930	3,545

Net cash paid during the period for:
Interest	86	54	133
Income taxes, net of refunds	239	294	150
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	1	—	—
Non-cash investing activities:
Non-cash capital expenditures	165	176	243

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended
	July 2, 2023	April 2, 2023	July 3, 2022
Revenue	$3,299	$3,121	$3,312
GAAP Gross Profit	$1,881	$1,770	$1,882
PPA Effects	(14)	(13)	(14)
Restructuring	—	2	3
Share-based compensation	(13)	(13)	(12)
Other incidentals	(18)	(22)	(10)
Non-GAAP Gross Profit	$1,926	$1,816	$1,915
GAAP Gross margin	57.0%	56.7%	56.8%
Non-GAAP Gross margin	58.4%	58.2%	57.8%
GAAP Research and development	$(589)	$(577)	$(542)
Restructuring	—	(14)	1
Share-based compensation	(51)	(52)	(45)
Other incidentals	(1)	(1)	(3)
Non-GAAP Research and development	$(537)	$(510)	$(495)
GAAP Selling, general and administrative	$(274)	$(280)	$(265)
PPA effects	—	(1)	(1)
Restructuring	—	(6)	—
Share-based compensation	(38)	(34)	(32)
Other incidentals	(2)	(21)	(3)
Non-GAAP Selling, general and administrative	$(234)	$(218)	$(229)
GAAP amortization of acquisition-related intangible assets	$(81)	$(85)	$(134)
PPA effects	(81)	(85)	(134)
Non-GAAP amortization of acquisition-related intangible assets	$—	$—	$—
GAAP Other income (expense)	$—	$(3)	$2
Non-GAAP Other income (expense)	$—	$(3)	$2
GAAP Operating income (loss)	$937	$825	$943
PPA effects	(95)	(99)	(149)
Restructuring	—	(18)	4
Share-based compensation	(102)	(99)	(89)
Other incidentals	(21)	(44)	(16)
Non-GAAP Operating income (loss)	$1,155	$1,085	$1,193
GAAP Operating margin	28.4%	26.4%	28.5%
Non-GAAP Operating margin	35.0%	34.8%	36.0%
GAAP Financial income (expense)	$(74)	$(82)	$(128)
Foreign exchange gain (loss)	(3)	(3)	(2)
Gain (loss) on extinguishment of long-term debt	—	—	(18)
Other financial income (expense)	2	(3)	(11)
Non-GAAP Financial income (expense)	$(73)	$(76)	$(97)
GAAP Income tax benefit (provision)	$(158)	$(118)
Income tax effect	22	49
Non-GAAP Income tax benefit (provision)	$(180)	$(167)
GAAP Results relating to equity-accounted investees	$(1)	$(2)
Results relating to equity-accounted investees	(1)	(2)
Non-GAAP Results relating to equity-accounted investees	$—	$—
GAAP Net income (loss)	$704	$623
Less: Net income (loss) attributable to non-controlling interests	6	8
GAAP Net income (loss) attributable to stockholders	$698	$615

($ in millions)	Three months ended
	July 2, 2023	April 2, 2023	July 3, 2022
GAAP Net income (loss) attributable to stockholders	$698	$615
PPA Effects	(95)	(99)
Restructuring	—	(18)
Share-based compensation	(102)	(99)
Other incidentals	(21)	(44)
Other adjustments	20	41
Non-GAAP Net income (loss) attributable to stockholders	$896	$834

GAAP Diluted earnings per share	$2.67	$2.35
Non-GAAP Diluted earnings per share	$3.43	$3.19

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	July 2, 2023	April 2, 2023	July 3, 2022
GAAP Net income (loss)	$704	$623	$683
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	74	82	128
(Benefit) provision for income taxes	158	118	129
Depreciation	162	160	149
Amortization	119	123	168
EBITDA (Non-GAAP)	$1,217	$1,106	$1,257
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees	1	2	3
Restructuring	—	18	(4)
Share-based compensation	102	99	89
Other incidental items 1)	21	42	16
Adjusted EBITDA (Non-GAAP)	$1,341	$1,267	$1,361
Trailing twelve month adjusted EBITDA (Non-GAAP)	$5,437	$5,457	$4,961

1) Excluding depreciation/amortization within:
–other incidental items	$—	$2	$—

($ in millions)	Three months ended
	July 2, 2023	April 2, 2023	July 3, 2022
Net cash provided by (used for) operating activities	$756	$632	$819
Net capital expenditures on property, plant and equipment	(200)	(251)	(268)
Non-GAAP free cash flow	$556	$381	$551
Trailing twelve month non-GAAP free cash flow	$2,643	$2,638	$2,371
Trailing twelve month non-GAAP free cash flow as percent of Revenue	20%	20%	19%